Exhibit 99.1

LuxUrban Hotels Inc. Reports Third Quarter 2024 Financial Results

MIAMI, November 20, 2024 (GLOBE NEWSWIRE) -- LuxUrban Hotels Inc. (Nasdaq: LUXH), a hospitality company that leases entire hotels on a long-term basis, manages these hotels, and rents out rooms to guests in the properties it leases, today announced its financial results for the third quarter ended September 30, 2024 (“Q3 2024”). The Company filed its quarterly report on Form 10-Q for Q3 2024 with the U.S. Securities and Exchange Commission on November 19, 2024

Q3 2024 Financial Overview:

●	Net Rental Revenue: $13.1 million, compared to $31.2 million in Q3 2023.

●	Gross (Loss) Profit: $(16.8) million, compared to a profit of $7.8 million in Q3 2023, impacted by [brief explanation of factors affecting performance]. We have streamlined our hotel portfolio to exclude underperforming properties and now manage eight (8) hotels with a total of 996 rooms.

●	Total Operating Expenses: $12.1 million, compared to $2.7 million in Q3 2023, reflecting $9.7 million reserve for litigation with landlords.

●	Net Loss: $30.7 million, compared to a net income of $4.9 million in Q3 2023.

Rob Arigo, LuxUrban Hotels CEO, commented: “As we close out 2024 and enter 2025, we are excited to build on our LuxUrban 2.0 initiative. This strategy not only focuses on the elimination of non-performing hotel properties but also reinforces our commitment to enhancing operational efficiency. We have strengthened our management team by bringing on talented directors and officers with deep expertise in the hospitality and financial sectors. While challenges remain as we continue to transition from, and address obligations related to, legacy operations, we believe that the transformative changes we are implementing will enhance our financial stability and set a solid foundation for future growth. We look forward to updating our shareholders as we advance on this path and capitalize on the opportunities ahead.”

Recent Highlights:

●	Signed Non-Binding Letter of Intent for Proposed Joint Venture: LuxUrban Hotels recently signed a non-binding letter of intent for a proposed joint venture with Lockwood Development Partners LLC and The Bright Hospitality. If consummated, this strategic initiative will provide LuxUrban with a $7 million initial capital infusion and leverage advanced technology integration intended to streamline operations, elevate service offerings, and deliver an enhanced guest experience.

●	Key Operational Initiatives: With the onboarding of new management, the company has made material changes to increase operational efficiency. LuxUrban is addressing legacy pre-sold rooms that were negotiated at reduced rates during prior periods. The company estimates that 95% of this inventory will be utilized by the end of 2024. New rates will be available in the first quarter of 2025, transitioning to standard higher average daily rates (ADRs). Changes implemented during Q3 2024 were aimed at enhancing revenue optimization, increasing expense reduction, and supporting rebranding initiatives, with a focus on long-term master lease agreements to eliminate traditional fees. Additionally, LuxUrban has implemented the following changes:

●	Shifted sales strategy from a discounted advanced purchase model to a dynamic, competitive-based pricing model.

●	Strengthened OTA partnerships and negotiated reduced commission rates for preferred member programs.

●	Expanded the sales mix by incorporating wholesale and consortia/corporate accounts while boosting the share of direct reservations.

●	Enhanced Digital Infrastructure: LuxUrban Hotels has partnered with FLYR to focus on enhancing revenue performance through advanced data insights and optimized pricing strategies. The FLYR RMS tool integrates with Lighthouse and STR data for real-time dynamic pricing adjustments based on market conditions.

●	Refinement of Hotel Portfolio: LuxUrban Hotels has refined its hotel portfolio to focus its geographic operations within New York City. This provides the company with stronger access to hotel operations and management. The company exited the Lafayette Hotel in New Orleans, a historical property with 77 room keys, which struggled during off-peak seasons and required renovations that negatively impacted profitability. LuxUrban is now operating eight (8) properties in New York, with a total of 996 units available.

●	Cost Management Initiatives: In Q3 2024, the company took action to reduce operational expenses, including the strategic alignment of hotel properties with preferred vendors to optimize profitability. Additionally, expense budgets were streamlined across all hotels to ensure that new vendor expenses align with industry standards.

●	New Adjacent Hotel Entertainment: LuxUrban’s Hotel 57 and Tuscany Hotel both have significant entertainment operations opening adjacent to the hotels. Hotel 57 will feature Aura 57, providing a vibrant karaoke bar and lounge, while the Tuscany Hotel will neighbor the Bukhara Grill, a beloved staple of Murray Hill that is reopening. Both establishments will enhance visibility for the hotels and improve the guest experience.

●	Strengthening the Company with Industry Expertise: The company has added over 60 years of relevant industry and public company experience at both the executive and Board levels. This includes the appointment of:

○	Margarita Garcia – Senior Vice President of Operations

○	Chris Gennardo – Senior Vice President of Sales, Marketing, & Revenue Management

○	Tess Guzik – Corporate Director of Revenue Strategy

○	Anjanie Narain – Director of Communications, Training, and Transitions

Outlook:

LuxUrban is enthusiastic about the launch of Lux 2.0 and the potential of the recently signed non-binding letter of intent for a joint venture with Lockwood Development Partners LLC and The Bright Hospitality. If signed, this partnership is set to introduce advanced technology that will enhance operational efficiency and elevate the guest experience. The company’s strategic focus on key operational initiatives has led to material improvements in revenue optimization and expense reduction, along with a commitment to long-term Master Lease Agreements to streamline costs. By consolidating its hotel portfolio in New York City, LuxUrban is well-positioned to capitalize on significant growth opportunities in this key market. As the Company closes out 2024, LuxUrban is excited to embark on 2025 with a strong management team and a clear vision for the future.

For access to all applicable financial statements, please see the company’s quarterly report on Form 10-Q at the following link:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001893311/000182912624007692/luxurbanhotels_10q.htm

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the Company’s ability to successfully finalize definitive documentation relating to the JV, ability to timely obtain all necessary consents to the JV, its ability to successfully launch the JV, the economic benefits to the Company with respect to the JV, both in its pilot form and any expanded form, its ability to improve its working capital and cash flow profiles, enhance its balance sheet and deliver organic revenue growth, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance the JV will be consummated as currently planned or at all or that other future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC, the base prospectus comprising part of the Registration Statement and when filed, the prospectus supplement filed with respect thereto. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

For more information, contact:

Investor Relations:
Jeff Ramson, PCG Advisory
Email: Jramson@pcgadvisory.com

Corporate:
Robert Arigo, CEO
Email: rob@luxurbanhotels.com

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